Exhibit 1

                    MARK IV INDUSTRIES, INC.

                   STANDBY PURCHASE AGREEMENT





                                        February 1, 1995
                                        New York, New York




BEAR, STEARNS & CO. INC.
245 Park Avenue
New York, New York  10167

Dear Sirs:

          Mark IV Industries, Inc., a Delaware corporation (the "Company"), proposes to redeem on February 16, 1995 (the "Redemption Date") all of its outstanding 6-*% Convertible Subordinated Debentures due February 15, 2007 (the "Debentures") at a redemption price (the "Redemption Price") per $1,000 principal amount of Debentures of $1,043.75, plus accrued interest of $.17 from February 15, 1995, and will cause requisite notice of such redemption to be duly given. The Debentures are convertible into shares of the Company's common stock, $.01 par value (the "Common Stock"), at a conversion price of $14.37 per share of Common Stock. The right to convert the Debentures into shares of Common Stock will terminate on the Conversion Expiration Date (as defined below).

          To assure the availability of funds to effect the contemplated redemption of the Debentures, the Company desires to make arrangements pursuant to which you would purchase from the Company the shares of Common Stock (hereafter, the "Shares") that would otherwise have been issuable upon conversion of those Debentures that (i) are surrendered for redemption on or prior to the close of business on the Redemption Date or (ii) are not surrendered for conversion on or prior to the close of business on February 15, 1995 (the "Conversion Expiration Date") or surrendered for redemption on or prior to the close of business on the Redemption Date, such purchase to be made for an aggregate price equal to the aggregate Redemption Price of those Debentures. The Company hereby confirms its agreement with you with respect to those arrangements.

          1.   Sale and Purchase of Shares.

          On the basis of the representations, warranties and agreements of the Company contained herein, but subject to the terms and conditions herein set forth, you agree to purchase the Shares, and the Company agrees to issue, sell and deliver the Shares to you, at and for a price (the "Purchase Price") of $15.01 per Share.

          2.   Payment and Delivery.

               No later than 5:30 p.m. New York City time, on the Conversion Expiration Date, the Company shall give to you written or telegraphic notice of the aggregate principal amount of Debentures not theretofore duly surrendered for conversion as described above. No later than 12:00 noon, New York City time, on the Redemption Date, you shall remit to the Company or, at the Company's prior written direction, to Marine Midland Bank ("Marine Midland") as Trustee under the Indenture, dated as of February 13, 1992, relating to the Debentures (the "Indenture"), for the account of the Company, by certified or official bank check payable in New York Clearing House (next day) funds, a sum equal to the aggregate Redemption Price of the Debentures specified in the Company's notice referred to in the preceding sentence, which sum shall be the aggregate Purchase Price of the Shares to be purchased by you pursuant to this Agreement. Simultaneously with such payment, the Company shall deliver to you, at your offices, 245 Park Avenue, New York, New York 10167, or at such other location as shall be mutually acceptable to the Company and you, certificates evidencing the Shares. The date and time of such payment and delivery are herein called the "Closing Date" and may be changed by agreement between you and the Company. Certificates representing the shares shall be registered in such name or names and shall be in such denominations as you may request in a written notice to the Company at least two business days prior to the Closing Date.
At the Company's request given not less than two business days prior to the Redemption Date, you will make such payment of the aggregate Purchase Price in immediately available funds, in which event the Company shall reimburse you for the incremental cost of such funds at the then prevailing federal funds rate plus 25 basis points.

          3.   Resale of Shares; Open Market Transactions;
Solicitations.

               (a) The Company understands that you intend to resell the Shares from time to time at prices prevailing in the open market, as set forth in the Prospectus (as defined in Section 5(a) hereof), and confirms that you and dealers selected by you have been authorized by the Company to distribute the Prospectus in connection with such resales. You agree to remit to the Company an amount equal to 50% of the excess of (i) the aggregate net proceeds realized by you in respect of sales of Shares purchased by you from the Company pursuant to this Agreement over (ii) the Purchase Price of such shares, but only if the number of Shares purchased by you on the Redemption Date pursuant to this Agreement is fewer than 180,820 Shares. Settlement of the profit sharing arrangement set forth in this paragraph shall occur as soon as reasonably practicable after the final disposition by you of all Shares purchased by you pursuant to this Agreement.

               (b) The Company acknowledges that it is aware that, until the close of business on the Conversion Expiration Date, you may (but shall have no obligation to) purchase Debentures, in the open market or otherwise, in such amounts and at such prices you may deem advisable.
     You agree to present for conversion and to convert on or prior to the close of business on the Conversion Expiration Date any Debentures so acquired and any additional Debentures beneficially owned by you. Shares of Common Stock issued to you on conversion of Debentures may be sold by you at any time or from time to time. The Company further acknowledges that it is aware that you may purchase or sell shares of Common Stock for long or short account on the New York Stock Exchange or otherwise, at such times and prices and on such terms as you deem advisable, and that such purchases or sales, if commenced, may be discontinued at any time.

               (c)  You agree that you will not solicit
     conversions of Debentures by the holders thereof.  The
     Company has not paid or given, and will not pay or give, directly or indirectly, any commission or other remuneration for soliciting conversions of Debentures into Common Stock.

          4.    Compensation.

               As full compensation to you for your commitments hereunder, the Company shall pay to you (i) on the date hereof, the aggregate sum of $200,000 (the "Standby Commitment Fee"), and (ii) on the Closing Date, a further sum (the "Take-up Fee") as follows:

          (a)  If you purchase up to 113,006 Shares, no Take-up
Fee shall be payable.

          (b) If you purchase in excess of 113,006 Shares to a maximum of 339,019 Shares, a Take-up Fee of $.50 per Share shall be payable for each Share purchased in excess of 113,006 Shares.

          (c) If you purchase in excess of 339,019 Shares, a Take-up Fee of $.75 per Share shall be payable for each Share (including the initial 339,019
               Shares) purchased.

All such fees shall be payable in New York Clearing House (next day) funds. You shall have the right, in lieu of receiving payment of the Take-up Fee from the Company, to deduct an amount equal to the aggregate Take-up Fee from the aggregate purchase price of the Shares purchased by you on the Closing Date.

          5.   Representations and Warranties of the Company.

               The Company represents and warrants to you that:

               (a)  The Company has prepared and promptly
     following the execution of this Agreement will file with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated by the Commission thereunder (the "Regulations"), a registration statement on Form S-3, including a prospectus, covering the maximum number of shares of Common Stock that could constitute the Shares. As used in this Agreement, (i) the term "Effective Date" means the date that the registration statement hereinabove referred to is declared effective by the Commission, (ii) the term "Registration Statement" means such registration statement including all financial statements, schedules and exhibits, and (iii) the term "Prospectus" means the form of final prospectus relating to the Shares first filed with the Commission pursuant to Rule 424(b) of the Regulations or, if no filing pursuant to Rule 424(b) is required, the form of final prospectus included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
     Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date or the date of the Prospectus, as the case may be.

               (b) When the Registration Statement shall become effective, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, and at the Closing Date, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto will comply in all material respects with the applicable provisions of the Act and the Regulations, and will not contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein with reference to you. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were first filed with the Commission (or, if an amendment with respect to any such document was filed, when such amendment was filed with the Commission), complied in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder; and any further document so filed and incorporated by reference will, when they are filed with the Commission, comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder; none of such filed documents when they were so filed (or, if an amendment with respect thereto was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading; and no such further document, when it is filed with the Commission, will contain an untrue statement of a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (c) Coopers & Lybrand LLP and Arthur Andersen LLP, whose reports are filed with the Commission and incorporated by reference in and made a part of the Registration Statement, are each independent public accountants with regard to the Company and Purolator Products Company, a Delaware corporation ("Purolator"), respectively, as required by the Act and the Regulations.

               (d) Subsequent to the respective dates as of which information is given in the Registration Statement, except as set forth in the Registration Statement, there has not been any material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet included or incorporated by reference in the Registration Statement, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which were incurred or undertaken in the ordinary course of business or are reflected in the Registration Statement.

               (e) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) rights to indemnity or contribution hereunder may be limited by Federal or state securities laws or the public policy underlying such laws, (ii) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, pursuant to the terms of any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound (other than those as to which requisite waivers or consents have been obtained by the Company) or
     (ii) violate or conflict with any provision of the certificate of incorporation, by-laws, or equivalent instruments of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, including without limitation the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under the state securities or "Blue Sky" laws in connection with the distribution of the Shares by you.

               (g) All of the currently outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares have been duly and validly authorized and, when issued and delivered in accordance with this Agreement, will have been duly and validly issued and delivered, and will be fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights. The Company had, at November 30, 1994, an authorized and outstanding capitalization as set forth in the Registration Statement and as shall be set forth in the Prospectus. The Common Stock conforms to the description thereof set forth in, or incorporated by reference into, the Registration Statement and as shall be set forth in, or incorporated by reference into, the Prospectus.

               (h) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and as shall be described in the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and that shall not be adequately disclosed in the Prospectus.

               (i) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which would, if adversely determined, result in any material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

               (j) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

               (k) The consolidated financial statements of the Company and Purolator, including the notes thereto, and supporting schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the consolidated financial positions of the Company and of Purolator as of the dates indicated and the results of operations for the periods specified; except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in, or incorporated by reference into, the Registration Statement present fairly the information required to be stated therein.

               (l) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

               (m) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

               (o) The Company meets all conditions for use of a Form S-3 registration statement pursuant to the Act and the Regulations.


               6.   Covenants of the Company.

               The Company covenants and agrees with you that:

               (a) The Company will use its best efforts to cause the Registration Statement to become effective promptly after the filing thereof with the Commission. The Company will promptly advise you, and confirm such advice in writing, (1) when the Registration Statement or any post-effective amendment thereto has become effective, (2) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Shares for sale in any jurisdiction or the issuance of any order suspending the effectiveness of the Registration Statement, and (3) of receipt by the Company or any representative or attorney of the Company of any other communications from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Prospectus or the transactions contemplated by this Agreement. The Company will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and, if any such order is issued, to obtain its lifting as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus before or after the Effective Date to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

               (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Act or the Regulations, the Company will
     (i) notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and (ii) use its best efforts to have any necessary amendment to the Registration Statement declared effective as soon as possible.

               (c) The Company will promptly deliver to you two manually-signed copies of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and to those persons including yourself who you identify to the Company, such number of copies of the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment or supplement thereto, without exhibits, as you may reasonably request.

               (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof.

               (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you, as soon as practicable, an earnings statement, covering a period of at least twelve consecutive full calendar months commencing after the effective date of the Registration Statement, that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

               (f) During a period of three (3) years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders, and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

               (g) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

               (h) The Company will use its best efforts to cause the Shares to be listed on the New York Stock
     Exchange.

               (i) During a period of sixty (60) days from the date of the Prospectus, in the event you purchase in excess of 339,019 Shares, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, or otherwise dispose of directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), other than (i) the Shares to be issued and sold hereunder, (ii) shares of Common Stock issuable upon the exercise of currently outstanding stock options, and (iii) shares of Common Stock issuable under Purolator's 401(k) Plan. The Company will obtain and deliver to you on or prior to the Closing Date an undertaking of each of its officers and directors providing that, if you purchase in excess of 339,019 Shares hereunder such officers and directors shall have the right to sell, collectively, up to an aggregate of the number of shares of Common Stock representing the difference between the aggregate number of shares of Common Stock sold by such directors and officers from December 9, 1994 to the date hereof and 250,000 Shares without your prior written consent during such sixty (60) day period.

               (k) The Company shall mail or cause to be mailed on the date hereof the required notice of the redemption of the Debentures on the Redemption Date (together with notice of the other rights of the holders of the Debentures) in the form heretofore submitted to you, shall furnish to you such number of copies thereof as you reasonably may request and shall cause an advertisement of such notice to be published in such publications as the Company and you shall select as soon as practicable after the date hereof.

               (l) The Company will direct Marine Midland, as Trustee and Conversion Agent for the Debentures, to advise the Representative daily of the aggregate principal amount of Debentures (x) surrendered for conversion into Common Stock and (y) surrendered for redemption, in each case through the close of business on the immediately preceding business day.

               (m) The Company will (i) give you at least one business day's prior written notice of the contents of any press release or other public announcement it intends to issue on or prior to the Conversion Expiration Date and
     (ii) consider in good faith any comments you may have concerning the timing and content of such press release or other public announcement.

          7.   Payment of Expenses.

               Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereto (including all exhibits thereto), the Prospectus and any amendments thereof or supplements thereto, and all other documents related to the public offering of the Shares (including those supplied to you in quantities as hereinabove stated), (ii) the issuance and delivery of the Shares to you (including any transfer or other taxes payable thereon), (iii) the qualification of the Shares under state and foreign securities or Blue Sky laws, including the fees and disbursements of your counsel in relation thereto and (iv) listing the Shares on the New York Stock Exchange. In addition, the Company shall reimburse you for your out-of-pocket expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, including the fees and disbursements of your counsel.

          8.   Conditions of Your Obligations.

               Your obligations to purchase and pay for the Shares as provided herein shall be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished pursuant to this Section 8 to you or to Latham & Watkins ("your counsel"), of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

               (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by you, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

               (b) on the date hereof and on the Closing Date, you shall have received the opinion of Lippes, Silverstein, Mathias & Wexler, general counsel for the Company, dated the date of its delivery, addressed to you and in form and substance satisfactory to your counsel, to the effect that:
                    (i)  Each of the Company and its material
          subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its material subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its material subsidiaries has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. Except as set forth in the Registration Statement, all of the issued and outstanding capital stock of each subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights and, to the best knowledge of such counsel, is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other defect of title whatsoever, except insofar as such capital stock is pledged pursuant to the terms of the Credit and Guarantee Agreement, dated as of November 2, 1994, among the Company, certain subsidiaries of the Company, and certain banks and other financial institutions.

                    (ii)  The Company has authorized capital
          stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The Common Stock conforms in all material respects to the description thereof contained in or incorporated by reference into the Registration Statement and the Prospectus.

                    (iii)     The Common Stock currently
          outstanding is listed on the New York Stock Exchange, and the Shares will be duly authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

                    (iv) This Agreement has been duly and
          validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company.

                    (v)  To such counsel's knowledge (without
          any investigation other than inquiries of officers of the Company), there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its material subsidiaries, which, if resolved against the Company or such subsidiary, individually or, to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein; and to such counsel's knowledge (without any investigation other than inquiries of officers of the Company), there is no contract or document concerning the Company or any of its material subsidiaries of a character required to be described in the Registration Statement and the Prospectus or to be filed as an exhibit to the Registration Statement, which is not so described or filed.

                    (vi) To such counsel's knowledge, no order directed to any document incorporated by reference in the Prospectus has been issued by the Commission and no challenge has been made by the Commission to the accuracy or adequacy of any such document.

                    (vii)     The execution, delivery and
          performance of this Agreement, and the consummation of the transactions contemplated hereby by the Company, including without limitation the issuance, sale and delivery of the Shares, will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its material subsidiaries pursuant to the terms of any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its material subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation, by-laws or equivalent instruments of the Company or any of its material subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its material subsidiaries or any of their respective properties or assets. To the best of such counsel's knowledge, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its material subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, including without limitation the issuance, sale and delivery of the Shares, except for
          (1) such as may be required under state and foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by you (as to which such counsel need express no opinion), and (2) such as have been made or obtained under the Act.

                    (viii)    Such counsel has received no stop
          order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and to the best knowledge of such counsel no proceedings therefor have been initiated or threatened by the Commission.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and yourselves at which the contents of the Registration Statement, the Prospectus and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company) such counsel has no reason to believe that either the Registration Statement at the time it became effective (or any amendment thereof made prior to the Closing Date, as of the date of such amendment) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof (or any amendment thereof or supplement thereto made prior to the Closing Date, as of the date of such amendment or supplement) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial and statistical data included therein, and the exhibits to the Registration Statement).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to your counsel) of other counsel reasonably acceptable to your counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers and other representatives of the Company, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to your counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon. For purposes of this section 8(b), a material subsidiary is any single direct or indirect subsidiary of the Company that the Company anticipates will generate more than 10% of gross sales on a pro forma basis for the fiscal year 1995 after giving effect to the acquisition of Purolator.

               (c) On the date hereof and on the Closing Date, you shall have received the opinion of Stroock & Stroock & Lavan, special counsel for the Company, dated the date of its delivery, addressed to you and in form and substance satisfactory to your counsel, to the effect that:

                    (i)  The Registration Statement and the
          Prospectus and any amendments thereof or supplements thereto (other than the financial statements, notes thereto, and schedules and other financial and statistical data included or incorporated by reference therein, and the exhibits to the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations. The documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements, notes thereto, and schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

                    (ii) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings therefor have been initiated or threatened by the Commission.

                    (iii)     The Common Stock conforms in all
          material respects to the description thereof contained in or incorporated by reference into the Registration
          Statement and the Prospectus.

          In addition, you shall have received the opinion of such counsel to the effect set forth in clauses (ii) (other than the second sentence thereof), (iv) and (v) of Section 8(b) hereof. In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and yourselves at which the contents of the Registration Statement, the Prospectus and any amendment thereof or supplement thereto and related matters were discussed (the documents incorporated by reference having been prepared and filed by the Company without such counsel's participation) and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, (except as to matters referred to in clause (iii)), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company) such counsel has no reason to believe that either the Registration Statement at the time it became effective (or any amendment thereof made prior to the Closing Date as of the date of such amendment) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial and statistical data included therein, the documents incorporated by reference therein and the exhibits to the Registration Statement).

          In rendering such opinion, such counsel may state that their opinion is limited to matters of Federal, Delaware corporate and New York State law and such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or upon certificates of public officials, provided that copies of any such certificates shall be delivered to your counsel.

               (d) At the Closing Date you shall have received a certificate of the Chairman and a Vice President of the Company, dated the date of its delivery, to the effect that the conditions set forth in Section 8(a) hereof have been satisfied, that as of the date hereof and as of the date of such certificate the representations and warranties of the Company set forth in Section 5 hereof are accurate, and that as of the date of such certificate the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

               (e) At the time this Agreement is executed and on the Closing Date you shall have received a letter from Coopers & Lybrand LLP, independent public accountants for the Company, dated the date of its delivery, addressed to you, and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements and schedules of the Company included and incorporated by reference in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations and the Exchange Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures (but not an examination made in accordance with generally accepted accounting principles) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to February 28, 1994, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to February 28, 1994, and other specified procedures and inquiries to a date not more than five business days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company contained or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Regulations and the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles, except to the extent certain footnote disclosures have been omitted in accordance with applicable rules of the Commission under the Exchange Act, applied on a basis substantially consistent with that of the audited consolidated financial statements included and incorporated by reference in the Registration Statement and the Prospectus, (B) with respect to the period subsequent to November 30, 1994, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five business days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet included and incorporated by reference in the Prospectus, except for changes or decreases which the Prospectus may disclose, have occurred or may occur or which are set forth in such letter, or (C) that during the period from December 1, 1994 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five business days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Prospectus may disclose have occurred or may occur or which are set forth in such letter; and
     (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules derived therefrom furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

               (f) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to you and to your counsel, and you shall have received from your counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares as you may reasonably require, and the Company shall have furnished to your counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (g) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to your counsel pursuant to this Section 8 shall not be in all material respects reasonably satisfactory in form and substance to you and to your counsel, all of your obligations hereunder may be canceled by you at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telecopy, telex or telegraph, confirmed in writing.

          9.   Indemnification.

               (a) The Company agrees to indemnify and hold harmless each of you and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information with reference to you furnished to the Company by you expressly for use therein; and provided further, that the Company shall not be liable to you (or any person controlling you) under the indemnity agreement in this Section 9(a) with respect to the Prospectus, to the extent that any such loss, liability, claim, damage or expense of you (or any person controlling you) results from the fact that you sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to you and your loss, liability, claim, damage or expense (or that of such person controlling you) results from an untrue statement, alleged untrue statement, omission or alleged omission of a material fact contained in the Prospectus prior to such amendment or supplement. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

               (b) You agree to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which the Company or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information with respect to you furnished to the Company by you expressly for use therein; provided, however, that in no case shall you be liable or responsible for any amount in excess of the aggregate of the Standby Commitment Fee and the Take-up Fee payable to you hereunder. This indemnity will be in addition to any liability which you otherwise may have, including under this Agreement.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been prejudiced in any material respect by such failure. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. The indemnifying party under subsection (a) or
     (b) above, shall only be liable for the legal expenses of one counsel for all indemnified parties in each jurisdiction in which any claim or action is brought; provided, however, that the indemnifying party shall be liable for separate counsel for any indemnified party in a jurisdiction, if counsel to the indemnified parties shall have reasonably concluded that there may be defenses available to such indemnified party that are different from or additional to those available to one or more of the other indemnified parties and that separate counsel for such indemnified party is prudent under the circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

          10.  Contribution.

          In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 is for any reason held to be unavailable, the Company and you shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than you, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company and you may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and you from the transactions contemplated hereby or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 9, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and you in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and you shall be deemed to be in the same proportion as
(x) the total proceeds from the sale of the Shares to you (net of the aggregate of the Standby Commitment Fee and the Take-up Fees but before deducting expenses) received by the Company bears to (y) the aggregate of the Standby Commitment Fee and the Take-up Fees received by you. The relative fault of the Company and of you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 10, (i) in no case shall you be required to contribute any amount in excess of the amount by which the aggregate of the Standby Commitment Fee and the Take-up Fees applicable to the Shares purchased by you pursuant to this Agreement exceeds the amount of any damages which you have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission, and
(ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls you within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as you, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

          11.  Supplied Information.

          The Company acknowledges that the statements with respect to the arrangements with you set forth on the fourth paragraph of the cover page of the Prospectus and under the caption "Standby Arrangements" in the Prospectus constitute the only information furnished in writing by you expressly for use in the Registration Statement.

          12.  Survival of Representations and Agreements.

          All representations, warranties and agreements of the Company and you contained in this Agreement, including the indemnity agreements contained in Section 9 hereof and the contribution agreements contained in Section 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by you or any controlling person of you or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by you. The representations contained in Section 5 hereof and the agreements contained in Sections 7, 9 and 10 hereof shall survive the termination of this Agreement, including pursuant to Section 13 hereof.

          13.  Effective Date of Agreement; Termination.

          (a) This Agreement shall become effective when you and the Company shall have received notification of the effectiveness of the Registration Statement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you by notifying the Company.

          (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from you, without liability (other than with respect to Sections 9 and 10) on your part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition of your obligations hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by Federal or New York State authorities, (v) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in your judgment, to make it inadvisable or impracticable to proceed with the public offering or delivery of the Shares on the terms and in the manner contemplated in the Prospectus, (vi) in your reasonable opinion any material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement or the Prospectus in the condition (financial or other) of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business other than as set forth in the Prospectus, or (vii) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in your judgment, makes it inadvisable or impracticable to proceed with the delivery of the Shares as contemplated hereby.

          (c)  Any notice of termination pursuant to this
     Section 13 shall be by telephone, telex, telecopy, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to notification by you as provided in Section 13(a) or Section 13(b)), or if the sale of the Shares provided for herein is not consummated because any condition to your obligations set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to your demand, reimburse you for all out-of-pocket expenses (including the fees and expenses of your counsel), incurred by you in connection herewith.

          14.  Notices.

          All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to you shall be mailed, physically delivered, telecopied, telexed, or telegraphed and confirmed in writing to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department; and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or faxed and confirmed in writing to Mark IV Industries, Inc., 501 John James Audubon Parkway, P.O. Box 810, Amherst, New York 14226, Attention: Chairman.

          15.  Parties.

          This Agreement shall inure solely to the benefit of, and shall be binding upon, you and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 9 and 10 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from you.

          16.  Construction.

          This Agreement shall be construed in accordance with the laws of the State of New York.

          If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                        Very truly yours,

                                        MARK IV INDUSTRIES, INC.



                                        By
                                          ----------------------



Accepted as of the date
first above written.

BEAR, STEARNS & CO. INC.



By
  -----------------------------------
   Name:
   Title:  Managing Director

                                                       Exhibit 5

                    STROOCK & STROOCK & LAVAN
                      SEVEN HANOVER SQUARE
                  NEW YORK, NEW YORK 10004-2696





February 1, 1995

Mark IV Industries, Inc.
501 John James Audubon Parkway
P.O. Box 810
Amherst, New York  14226-0810

Gentlemen:

We have acted as counsel to Mark IV Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed public offering (the "Offering") of up to 2,260,125 shares (the "Shares") of the Company's Common Stock, $.01 par value per share, which may be sold to Bear, Stearns & Co. Inc. (the "Standby Purchaser") pursuant to the terms of the Standby Purchase Agreement between the Company and the Standby Purchaser described in the Registration Statement.

As such counsel, we have examined copies of the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, the Registration Statement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York only and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the federal laws of the United States of America and the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,



STROOCK & STROOCK & LAVAN

                                                  EXHIBIT 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 29, 1994, except as to the information presented in the first and second paragraphs of Note 13 and in the first paragraph of
Note 14, for which the date is April 8, 1994, on our audits of the consolidated financial statements and financial statement schedules of Mark IV Industries, Inc. as of February 28, 1994 and 1993, and for each of the three fiscal years in the period ended February 28, 1994, which report is included in the Company's Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A. We also consent to the reference to our firm under the caption "Experts".


                                        COOPERS & LYBRAND LLP




Rochester, New York
  January 31, 1995

                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Mark IV Industries, Inc.
Form S-3 (to register Mark IV common stock in connection with the redemption of 6-1/4% Convertible Subordinated Debentures due February 15, 2007) of our report dated February 11, 1994 on the consolidated financial statements of Purolator Products Company as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991 and to all references to our Firm included in or made a part of this registration statement.



                                        ARTHUR ANDERSEN LLP




Tulsa, Oklahoma
  January 30, 1995